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                                                                  Exhibit 10.22


                               BINDING TERM SHEET
                             Management Incentives

A. If the entire company is sold for cash or liquid equivalents in one or more contiguous transactions:

     1. The sale(s) must be completed in such a fashion that the entire bank debt has been paid in full on or before December 15, 2001 as a condition to payment of any management incentives; provided that, in the event that a detailed term sheet or an agreement has been executed for any such sale and the transaction closes on or before January 31, 2001, said date for paying the bank debt will be extended until the date of such closing, provided that any loss or damage incurred by the company as a result of paying the bank debt after December 15, 2001 shall be deducted from the initial incentive payments to be made.

     2. Best efforts will be made to have purchaser(s) assume the existing employment agreements of CEO, COO and CFO with salary continuation or severance paid in accordance with those agreements.
          In the event that any such agreements are not assumed as aforesaid, and if Nextera is unable to fund the obligations under such employment agreements, and if employment is not otherwise offered to the CEO, COO or CFO upon terms comparable to his existing agreement, then the CEO, COO and/or CFO, as applicable, will be given 9 month agreements with Knowledge Universe or an affiliate of Knowledge Universe to serve in a consulting or employment capacity, as determined by Knowledge Universe, at existing base pay level, plus medical benefits. The obligation to pay medical benefits may be satisfied by paying the premiums on existing policies extended through COBRA.

     3. Management incentives replace any annual bonus provided for in the employment agreements, except as provided in C below.

     4.   The management incentive formula will be as follows:

          a) 5% of the first $10MM of proceeds realized by Nextera after payment of bank debt ("net proceeds").

          b)  6% of the next $10MM of net proceeds.

          c)  7% of the next $10MM of net proceeds.

          d)  8% of the next $10MM of net proceeds.

          e)  9% of the next $10MM of net proceeds.

          f)  4% of the balance of net proceeds, not to exceed $1MM.

     5. Management incentive bonus to be paid from proceeds of such sale as follows:

          a) $1MM, or if the total incentive bonus is less than $1MM, the total incentive bonus, to be paid in cash, as soon as practical after closing.

          b) An additional $500,000 shall be paid in cash in the event that such payment is deemed by directors of the company not to impair the operations or otherwise adversely affect other obligations of the company at the time.

          c)  The balance shall be paid in cash on a pro rata basis with the retirement of the subordinated debt of the company, provided that, in the event that the payment
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          dates on the subordinated debt are extended, interest shall accrue on said balance at a rate equal to the rate on the subordinated debt from the date of such extension until the date paid.

B.      If only certain assets or divisions are sold:

          1. The sale(s) must be completed in such as fashion that the entire bank debt has been paid in full or refinanced on or before December 15, 2001 as a condition to payment of any management incentives; provided that, in the event that a detailed term sheet or an agreement has been executed for any such sale and the transaction closes on or before January 31, 2002, said date for paying the bank debt will be extended until the date of such closing, provided that any loss or damage incurred by the company as a result of paying the bank debt after December 15, 2001 shall be deducted from the initial incentive payments to be made.

          2. Best efforts will be made to have purchaser(s) assume the existing employment agreements of CEO, COO and CFO with salary continuation or severance paid in accordance with those agreements. In the event that any such agreements are not assumed as aforesaid, and if Nextera is unable to fund the obligations under such employment agreements, and if employment is not otherwise offered to the CEO, COO or CFO upon terms comparable to his existing agreement, then the CEO, COO and/or CFO, as applicable, will be given 9 month agreements with Knowledge Universe or an affiliate of Knowledge Universe to serve in a consulting or employment capacity, as determined by Knowledge Universe, at existing base pay level, plus medical benefits. The obligation to pay medical benefits may be satisfied by paying the premiums on existing policies extended through COBRA.

          3. Management incentives replace any annual bonus provided for in the employment agreements, except as provided in C below.

          4. The management incentive bonus shall equal 8% of the capitalized value of the surviving entity based upon the average stock price for 45 days following completion of the sale of assets and the payment of the bank debt, but in no event shall said amount be less than $1MM nor more than $4MM.

          5.   The management incentive bonus shall be paid as follows:

               a) $1MM to be paid in cash, as soon as practical after closing(s).

               b) An additional $500,000 shall be paid in cash in the event that such payment is deemed by directors of the company not to impair the operations or otherwise adversely affect other obligations of the company at the time.

               c) The balance shall be on a pro rata basis with the retirement of the subordinated debt of the company, provided that, in the event that the payment dates on the subordinated debt are extended, interest shall accrue on said balance at a rate equal to the rate on the subordinated debt from the date of such extension until the date paid; or by delivery of freely tradable common stock in the resulting company based upon 95% of the average stock price for the 45 days following the date of completion of the transaction, at the employee's option.

C. If neither of the events referred to in A or B above takes place, then the CFO and COO shall receive a percentage of their respective targeted bonuses, as determined by the CEO, in an amount equal to the percentage of the targeted bonus set forth in the CEO's employment agreement which is paid to the CEO for the CEO's employment agreement which is paid to the CEO for 2001. The compensation committee of the Board of Directors shall accept any recommendations made by the CEO, as long as there is a reasonable basis for such
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     recommendations.  If the amount of the discretionary bonuses computed pursuant to this paragraph C is greater than the management incentives set forth in A or B above, then the CEO, COO and CFO shall be entitled to receive said discretionary bonus in lieu of the management incentive bonus set forth in A and B above, and this document shall be or no further force or effect. Bonuses (if any) of the CEO, COO and CFO shall be payable by February 28, 2002 or as soon as practical thereafter.

D. The CEO, COO, and CFO will be entitled to participate in the management incentives provided for herein on the following basis.

     David M. Schneider      58%
     Vincent C. Perro        28%
     Michael P. Muldowney    14%

E. Each manager referred to above will be entitled to receive a share of the management incentives provided for herein if he is an employee of Nextera or an affiliate of Knowledge Universe at the time the sale transactions are consummated or if any such employment is theretofore terminated for any reason other than either cause (as defined in the manager's existing employment agreement) or voluntary termination (it being agreed that continued employment of the manager by the purchaser of certain assets or divisions of Nextera shall not be deemed to involve a termination of employment).


                                        NEXTERA ENTERPRISES, INC.

                                        By:   /s/ Richard V. Sandler
                                        ----------------------------
                                        Richard V. Sandler, Chairman
                                        Special Committee - Board of
                                           Directors



/s/ David M. Schneider
------------------------
David M. Schneider



/s/ Vincent C. Perro
------------------------
Vincent C. Perro



/s/ Michael P. Muldowney
------------------------
Michael P. Muldowney